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                                                                  EXHIBIT 23.4




                  CONSENT OF INDEPENDENT PETROLEUM ENGINEERS


     We hereby consent to the reference in the Registration Statement on Form S-3 of Louis Dreyfus Natural Gas Corp. and the related Prospectus to our report dated February 16, 1999 relating to our review of the oil and gas reserves of Louis Dreyfus Natural Gas Corp. as of December 31, 1998. We also consent to all references to our firm included in or made a part of such Registration Statement and Prospectus.



                                    /s/ RYDER SCOTT COMPANY
                                    -----------------------

                                    RYDER SCOTT COMPANY
                                    PETROLEUM ENGINEERS



Houston, Texas
May 19, 1999